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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Geon Company and M.A. Hanna Company of our report dated January 28, 2000 relating to the consolidated financial statements, which appears in the M.A. Hanna Company's 1999 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedule, which appears in such Annual report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                               /s/ PricewaterhouseCoopers LLP
                                               ------------------------------
                                               PRICEWATERHOUSECOOPERS LLP
Cleveland, Ohio
May 18, 2000